UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Greenwich Kahala Aviation Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	N/A

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Fitzwilliam Hall
Fitzwilliam Place
Dublin 2, Ireland	N/A

(Address of principal executive offices)	(Zipcode)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

American depositary shares, each representing one common share	New York Stock Exchange

Common shares, par value $0.0001 per share	New York Stock Exchange*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-171562

Securities to be registered pursuant to Section 12(g) of the Act: None.

_________________

*Application to be made for listing, not for trading, but only in connection with the registration of American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

     The description of the securities being registered hereunder is set forth under “Description of share capital” and “Description of American Depositary Shares” in the prospectus included as part of the Registrant’s Registration Statement on Form F-1 (File No. 333-171562), originally filed with the Securities and Exchange Commission on January 6, 2011, as amended by any amendment to such registration statement, and by any form of prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference. Copies of such description will be filed with the New York Stock Exchange.

Item 2.	Exhibits.

     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 25, 2011		GREENWICH KAHALA AVIATION LTD.

	By:	/s/ Bradley Smith
		Name:	Bradley Smith
		Title:	Chief Executive Officer